                                                                 EXHIBIT 7(C)(4)

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------



          THIS REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of March, 1997, by and among P-COM, Inc., a Delaware corporation (the "Company"), and the securityholders listed on Schedule A hereto, each of which is individually herein referred to as a "Securityholder".

                                    RECITALS
                                    --------

          WHEREAS, the Company and the Securityholders are several parties to the Asset Purchase Agreement dated February 12, 1997 (the "Acquisition Agreement") which provides for the acquisition (the "Acquisition") of all or substantially all of the assets of Columbia Spectrum Management, L.P. ("CSM") by the Company;

          WHEREAS, in order to induce CSM and the Securityholders to enter into the Acquisition Agreement, the Securityholders and the Company hereby agree that this Agreement shall govern the rights of the Securityholders to cause the Company to register shares of Common Stock issued to the Securityholders as set forth herein;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.  Registration Rights.  The Company covenants and agrees as follows:
             -------------------

         1.1  Definitions.  For purposes of this Section 1:
              -----------

         (a) The term "Act" means the Securities Act of 1933, as amended.

         (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with this Agreement.

         (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (e) The term "Registrable Securities" means (i) the Common Stock of the Company issued in the Acquisition to the Securityholders and (ii) any Common

Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not properly assigned.

         (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable securities which are, Registrable Securities.

         (g) The term "SEC" shall mean the Securities and Exchange Commission.

         1.2  Registration.
              ------------

         (a) Subject to the terms of this Agreement, the Company shall effect as soon as practicable, and in any event by July 31, 1997, the registration under the Act of all Registrable Securities, subject to the limitations of subsection 1.2(b).

         (b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to the Holders. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

         (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

             (i) after the Company has effected one registration pursuant to this Section 1.2 and such registration has been declared or ordered effective; or

             (ii) if the Company can otherwise include all Registrable Securities on a registration statement effected on behalf of the Company or other stockholders of the Company.

         1.3  Obligations of the Company.  Whenever required under this Section
              --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably possible:

                                      2.

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective by July 31, 1997, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period not to exceed the lesser of one year from the effective date or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one-year period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one-year period shall be extended, until all such Registrable Securities are sold, provided that Rule 415 or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders in writing; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                      3.

          (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          1.4  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.5  Expenses of Demand Registration.  All expenses, other than
               -------------------------------
underwriting discounts, commissions and fees and disbursements of counsel for the selling Holders, incurred in connection with a registration, filing or qualification pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

          1.6  Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

          1.7  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to any transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.8  Termination of Registration Rights.  No Holder shall be entitled
               ----------------------------------
to exercise or utilize any right provided for in this Section 1 and the Company shall be entitled to terminate the effectiveness of any registration statement upon the earliest to occur of (i) two years following the consummation of the Acquisition, (ii) one year after the consummation of the Acquisition if the SEC changes the Rule 144 holding period to one year after the acquisition of securities, (iii) the date upon which all of the Registrable Securities have been sold pursuant to an effective registration statement or

                                      4.

(iv) the date when any Holder may be able to sell all of his unsold Registrable Securities within any three-month period pursuant to Rule 144 under the Act.

          2.   Miscellaneous.
               -------------

          2.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          2.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          2.5  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, regardless of whether such Holder has actually executed the amendment or waiver.

          2.6  Remedies.  In the event that the Company fails to have the
               --------
registration statement for the Registrable Securities declared effective by the SEC on or before July 31, 1997, then the Holders shall have, in addition to a right against the Company for specific performance of the obligations of the Company under this Agreement, the right to receive, as liquidated damages (and as the only form of monetary damages payable by the Company hereunder) for such failure by the Company,

                                      5.

only an amount equal to the product of (i) the amount, if any, by which the closing sales price of the P-COM Common Stock on the Nasdaq NMS or such other securities exchange or over-the-counter market on which such Common Stock is then traded (the "NMS") on July 31, 1997, exceeds, if at all, the closing sales price of such Common Stock on the date that such registration statement becomes effective or such Common Stock otherwise becomes freely tradeable, whichever first occurs (the "Registration Date"), multiplied by (ii) the number of Registrable Securities held by the Securityholders. The Company shall be entitled, in its sole discretion, to pay such damages in cash or in shares of its Common Stock, provided such Common Stock is registered under the Act with the SEC for immediate sale.

          2.7  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.8  Entire Agreement; Amendment; Waiver.  This Agreement constitutes
               -----------------------------------
the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              P-COM, INC., a Delaware corporation


                              By:  ______________________________________

                    Address:  ___________________________________________
                              ___________________________________________

                                      6.

                         REGISTRATION RIGHTS AGREEMENT
                                 SIGNATURE PAGE



                              SECURITYHOLDER:



                              ___________________________________________

                    Address:  ___________________________________________
                              ___________________________________________

                                      7.
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                                   SCHEDULE A
                                   ----------
                            LIST OF SECURITYHOLDERS
                        (will be furnished upon request)

                                                                       EXHIBIT A

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----


1.   Registration Rights ...................................................   1
     1.1   Definitions .....................................................   1
     1.2   Registration ....................................................   2
     1.3   Obligations of the Company ......................................   2
     1.4   Furnish Information .............................................   3
     1.5   Expenses of Demand Registration .................................   4
     1.6   Reports Under Securities Exchange Act of 1934 ...................   4
     1.7   Assignment of Registration Rights ...............................   4
     1.8   Termination of Registration Rights ..............................   4

2.   Miscellaneous .........................................................   4
     2.1   Successors and Assigns ..........................................   4
     2.2   Governing Law ...................................................   5
     2.3   Counterparts ....................................................   5
     2.4   Notices .........................................................   5
     2.5   Amendments and Waivers ..........................................   5
     2.6   Remedies ........................................................   5
     2.7   Severability ....................................................   6
     2.8   Entire Agreement; Amendment; Waiver .............................   6

                                      i.